Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
May 7, 2015
Kemper Corporation Reports First Quarter 2015 Earnings

◦	Improved the Property & Casualty Insurance segment’s underlying loss and LAE ratio 2.4 percentage points

◦	Returned $34 million to shareholders through share repurchases and dividends

◦	Reported book value per share of $40.71, up 2 percent from year-end 2014

◦	Refinanced $250 million of 6.00 percent debt maturing November 2015 with 4.35 percent debt maturing in February 2025

◦	Completed the acquisition of Alliance United Group on April 30
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $13.5 million, or $0.26 per diluted share, for the first quarter of 2015, compared to $35.1 million, or $0.63 per share, for the first quarter of 2014. Consolidated net operating income1 was $21.8 million, or $0.42 per diluted share, for the first quarter of 2015, compared to $31.5 million, or $0.56 per share, for the first quarter of 2014. Net operating income decreased primarily from lower favorable reserve development, a reserve adjustment on certain life policies, higher employee retirement benefits and higher interest expenses. These items were partially offset by improved P&C underlying results and lower catastrophes.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2015	Mar 31, 2014
Consolidated Net Operating Income [1]	$21.8	$31.5
Income from Continuing Operations	13.5	35.2
Net Income	13.5	35.1

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(6.7)	$(10.6)

Diluted Net Income Per Share From:
Consolidated Net Operating Income [1]	$0.42	$0.56
Continuing Operations	0.26	0.63
Net Income	0.26	0.63

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.13)	$(0.19)
“Our team made tangible progress in the first quarter of 2015,” commented Donald G. Southwell, Kemper’s Chairman, President and Chief Executive Officer. “In the Property & Casualty segment, our underlying loss and LAE ratio improved 2.4 percentage points. While we continued to see top line pressure, new business increased and is at the highest level in the last six quarters. Additionally, the premium renewal ratio is stabilizing.
“The Life & Health Group’s results decreased primarily as a result of a $7.6 million pre-tax adjustment to deferred premium reserves. Excluding this adjustment, net income exceeded our plans and approached last year’s level.
“Last week, we completed the purchase of Alliance United Group, a top writer of nonstandard auto in California. We expect Alliance United will generate more than $200 million of earned premiums for Kemper in 2015 and be accretive to our 2015 earnings.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

“In the first quarter, we refinanced our $250 million 6 percent notes maturing in November with new $250 million 10-year notes at a coupon of 4.35 percent. Additionally, we returned $34 million to shareholders through $22 million of common stock repurchases and $12 million of dividends,” said Southwell.
Capital
During the first quarter of 2015, Kemper repurchased more than 600,000 shares of its common stock at a total cost of $21.9 million, or $35.68 per share, and paid dividends of $12.3 million.
Kemper ended the quarter with a book value per share excluding net unrealized gains on fixed maturities of $34.64, essentially flat with year-end 2014, as net income was offset by dividends. Book value per share was $40.71, up 2 percent from $39.88 at the end of 2014, largely from the impact of lower yields on the fixed maturities portfolio.
Revenues
Total revenues of $499.2 million for the first quarter of 2015, decreased $55.4 million over the prior year primarily from a $46.3 million decrease in earned premiums. Realized gains decreased $3.2 million and other-than-temporary impairment losses increased $6.2 million.
Earned premiums in the Property & Casualty segment decreased $34.7 million driven by the impact of profit improvement actions taken over the past couple of years. As the impact of profit improvement actions moderate throughout 2015, the company anticipates it will see continued improvements in the level of new business and renewal ratios.
Earned premiums in the Life & Health Insurance segment decreased $11.6 million driven by a $7.6 million adjustment to deferred premium reserves for certain limited-pay life policies.
Net investment income was $70.6 million in the first quarter of 2015, compared to $71.1 million in 2014, as lower income from the alternative investments portfolio was mostly offset by higher interest and dividends on fixed maturities.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.0 percent for the first quarter of 2015, flat with 2014.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development and (iv) underlying loss ratio includes loss and LAE.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2015	Mar 31, 2014
Segment Net Operating Income:
Property & Casualty Insurance	$13.4	$14.4
Life & Health Insurance	16.1	22.1
Total Segment Net Operating Income	29.5	36.5
Corporate and Other Net Operating Loss	(7.7)	(5.0)
Consolidated Net Operating Income	21.8	31.5
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	2.2	4.2
Net Impairment Losses Recognized in Earnings	(4.6)	(0.5)
Loss from Early Extinguishment of Debt	(5.9)	—
Income from Continuing Operations	$13.5	$35.2
The Property & Casualty Insurance segment reported net operating income of $13.4 million in the first quarter of 2015, compared to $14.4 million in 2014. Results in the first quarter of 2015 included favorable prior year reserve development of $4.7 million and catastrophe losses of $6.7 million, compared to $10.0 million and $10.4 million, respectively, in 2014. Additionally, net investment income decreased $2.0 million. The underlying combined ratio improved 1.3 percentage points to 97.9 percent, driven by a 2.4 percentage point improvement in the underlying loss and LAE ratio, partially offset by a 1.1 percentage point increase in the expense ratio. The first quarter underlying loss and LAE ratio of 69.0 percent, improved primarily from increases in average earned premium. Property and casualty operating expenses decreased $6.6 million pre-tax in the quarter, driven by a reduction in variable costs and various cost-cutting measures. However, the expense ratio increased to 28.9 percent in the first quarter of 2015, compared to 27.8 percent in 2014 as earned premiums declined.
The Life & Health Insurance segment reported net operating income of $16.1 million for the first quarter of 2015, compared to $22.1 million in 2014. Results decreased largely from a $7.6 million pre-tax adjustment to deferred premium reserves for certain limited-pay life policies.
Corporate and Other net operating loss increased $2.7 million compared to the first quarter of 2014, driven by $2.3 million of higher employee retirement benefits and $1.9 million higher interest expense, partially offset by $1.2 million of higher unallocated net investment income.

Unaudited condensed consolidated statements of income for the three months ended March 31, 2015 and 2014 are presented below:

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2015	Mar 31, 2014
Revenues:
Earned Premiums	$431.3	$477.6
Net Investment Income	70.6	71.1
Other Income	0.9	0.1
Net Realized Gains on Sales of Investments	3.4	6.6
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(7.0)	(0.8)
Portion of Losses Recognized in Other Comprehensive Income	—	—
Net Impairment Losses Recognized in Earnings	(7.0)	(0.8)
Total Revenues	499.2	554.6
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	297.7	327.9
Insurance Expenses	144.9	152.1
Loss from Early Extinguishment of Debt	9.1	—
Interest and Other Expenses	29.7	22.7
Total Expenses	481.4	502.7
Income from Continuing Operations before Income Taxes	17.8	51.9
Income Tax Expense	(4.3)	(16.7)
Income from Continuing Operations	13.5	35.2
Income from Discontinued Operations	—	(0.1)
Net Income	$13.5	$35.1

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.26	$0.63
Diluted	$0.26	$0.63

Net Income Per Unrestricted Share:
Basic	$0.26	$0.63
Diluted	$0.26	$0.63

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,872.8	55,312.9
Unrestricted Shares and Equivalent Shares - Diluted	51,969.3	55,443.1

Dividends Paid to Shareholders Per Share	$0.24	$0.24

Unaudited business segment revenues for the three months ended March 31, 2015 and 2014 are presented below:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2015	Mar 31, 2014
REVENUES
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$189.8	$216.3
Homeowners	72.6	79.7
Other Personal	11.7	13.2
Total Personal	274.1	309.2
Commercial Automobile	13.5	13.1
Total Earned Premiums	287.6	322.3
Net Investment Income	14.8	17.6
Other Income	0.3	0.1
Total Property & Casualty Insurance	302.7	340.0
Life & Health Insurance:
Earned Premiums:
Life	88.0	97.6
Accident and Health	36.8	38.8
Property	18.9	18.9
Total Earned Premiums	143.7	155.3
Net Investment Income	50.4	50.2
Other Income	0.8	—
Total Life & Health Insurance	194.9	205.5
Total Segment Revenues	497.6	545.5
Net Realized Gains on Sales of Investments	3.4	6.6
Net Impairment Losses Recognized in Earnings	(7.0)	(0.8)
Other	5.2	3.3
Total Revenues	$499.2	$554.6

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Mar 31, 2015	Dec 31, 2014
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,803.1	$4,777.6
Equity Securities at Fair Value	628.6	632.2
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	168.1	184.8
Fair Value Option Investments	54.2	53.3
Short-term Investments at Cost which Approximates Fair Value	357.3	342.2
Other Investments	450.1	449.6
Total Investments	6,461.4	6,439.7
Cash	87.7	76.1
Receivables from Policyholders	293.1	295.3
Other Receivables	197.0	187.0
Deferred Policy Acquisition Costs	305.6	303.3
Goodwill	311.8	311.8
Current Income Tax Assets	10.9	—
Other Assets	217.5	220.2
Total Assets	$7,885.0	$7,833.4
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,299.5	$3,273.7
Property and Casualty	720.1	733.9
Total Insurance Reserves	4,019.6	4,007.6
Unearned Premiums	530.0	536.9
Liabilities for Income Taxes	58.2	36.5
Debt at Amortized Cost	750.0	752.1
Accrued Expenses and Other Liabilities	417.3	409.6
Total Liabilities	5,775.1	5,742.7
Shareholders’ Equity:
Common Stock	5.2	5.2
Paid-in Capital	655.1	660.1
Retained Earnings	1,189.3	1,202.7
Accumulated Other Comprehensive Income	260.3	222.7
Total Shareholders’ Equity	2,109.9	2,090.7
Total Liabilities and Shareholders’ Equity	$7,885.0	$7,833.4

Unaudited selected financial information for the Property & Casualty Insurance segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2015	Mar 31, 2014

Results of Operations
Net Premiums Written	$279.7	$304.3

Earned Premiums	$287.6	$322.3
Net Investment Income	14.8	17.6
Other Income	0.3	0.1
Total Revenues	302.7	340.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	198.5	230.4
Catastrophe Losses and LAE	10.3	16.0
Prior Years:
Non-catastrophe Losses and LAE	(5.0)	(12.7)
Catastrophe Losses and LAE	(2.2)	(2.7)
Total Incurred Losses and LAE	201.6	231.0
Insurance Expenses	83.1	89.7
Operating Profit	18.0	19.3
Income Tax Expense	(4.6)	(4.9)
Segment Net Operating Income	$13.4	$14.4

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	69.0%	71.4%
Current Year Catastrophe Losses and LAE Ratio	3.6	5.0
Prior Years Non-catastrophe Losses and LAE Ratio	(1.7)	(3.9)
Prior Years Catastrophe Losses and LAE Ratio	(0.8)	(0.8)
Total Incurred Loss and LAE Ratio	70.1	71.7
Insurance Expense Ratio	28.9	27.8
Combined Ratio	99.0%	99.5%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	69.0%	71.4%
Insurance Expense Ratio	28.9	27.8
Underlying Combined Ratio	97.9%	99.2%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	97.9%	99.2%
Current Year Catastrophe Losses and LAE Ratio	3.6	5.0
Prior Years Non-catastrophe Losses and LAE Ratio	(1.7)	(3.9)
Prior Years Catastrophe Losses and LAE Ratio	(0.8)	(0.8)
Combined Ratio as Reported	99.0%	99.5%

Unaudited selected financial information for the Life & Health Insurance segment follows:

	Three Months Ended
(Dollars in Millions)	Mar 31, 2015	Mar 31, 2014

Results of Operations

Earned Premiums:
Life	$88.0	$97.6
Accident and Health	36.8	38.8
Property	18.9	18.9
Total Earned Premiums	143.7	155.3
Net Investment Income	50.4	50.2
Other Income	0.8	—
Total Revenues	194.9	205.5
Policyholders’ Benefits and Incurred Losses and LAE	96.1	97.0
Insurance Expenses	74.0	73.9
Operating Profit	24.8	34.6
Income Tax Expense	(8.7)	(12.5)
Segment Net Operating Income	$16.1	$22.1
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from income from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) loss from early extinguishment of debt and 4) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three months ended March 31, 2015 and 2014 is presented below:

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2015	Mar 31, 2014
Consolidated Net Operating Income	$21.8	$31.5
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	2.2	4.2
Net Impairment Losses Recognized in Earnings	(4.6)	(0.5)
Loss from Early Extinguishment of Debt	(5.9)	—
Income from Continuing Operations	$13.5	$35.2
Diluted Consolidated Net Operating Income Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three months ended March 31, 2015 and 2014 is presented below:

	Three Months Ended
(Unaudited)	Mar 31, 2015	Mar 31, 2014
Diluted Consolidated Net Operating Income Per Unrestricted Share	$0.42	$0.56
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.04	0.08
Net Impairment Losses Recognized in Earnings	(0.09)	(0.01)
Loss from Early Extinguishment of Debt	(0.11)	—
Diluted Income from Continuing Operations Per Unrestricted Share	$0.26	$0.63
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at March 31, 2015 and December 31, 2014 is presented below:

(Dollars in Millions) (Unaudited)	Mar 31, 2015	Dec 31, 2014
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,795.3	$1,808.5
Net Unrealized Gains on Fixed Maturities	314.6	282.2
Shareholders’ Equity	$2,109.9	$2,090.7
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure, that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development from prior years with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its first quarter 2015 results in a conference call on Friday, May 8, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through May 22, 2015 at 855.859.2056 using conference ID number 19511835.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the first quarter of 2015, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 20,000 independent agents and brokers

•	Employ 6,000 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS